Exhibit 16.1

805 Third Avenue
14th floor
New York, NY 10022
212.838.5100
212.838.2676/ Fax
www.rbsmllp.com

September 8, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read the statements made by TIAN RUIXIANG Holdings Ltd of its Form 6-K dated September 8, 2025. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of TIAN RUIXIANG Holdings Ltd contained therein.

Yours truly,

/s/ RBSM LLP

RBSM LLP